UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

H-LINES FINANCE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-123682	35-2242993
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01. OTHER EVENTS

On September 22, 2005, Horizon Lines, Inc. (the “Parent”), the direct parent of H-Lines Finance Holding Corp. (“H-Lines Finance”), filed Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-123073) (the “Post-Effective Amendment”) with the Securities and Exchange Commission relating to a proposed initial public offering of shares of the Parent. According to the Post-Effective Amendment, the Parent plans to offer 12,500,000 shares of its common stock (exclusive of the underwriters’ option to purchase up to an additional 1,875,000 shares from the Parent) in the initial public offering at an initial public offering price of between $10 and $12 per share. The Parent intends to apply the net proceeds of this offering, after deducting underwriting discounts and offering expenses, together with available cash from its subsidiaries (not to exceed $40 million), as follows (assuming that the initial public offering price is $11 per share):

(i) to the voluntary redemption, assumed to be on November 17, 2005, of approximately $43.4 million in accreted value of the 11% senior discount notes due 2013 (the “11% senior discount notes”) issued by H-Lines Finance, and to the payment of a related redemption premium of approximately $4.8 million thereon;

(ii) to the voluntary redemption, assumed to be on November 17, 2005, of approximately $48.9 million of the outstanding aggregate principal amount of the 9% senior notes due 2012 (the “9% senior notes”) issued by Horizon Lines Holding Corp. and Horizon Lines, LLC, to the payment of a related redemption premium of approximately $4.4 million thereon, and to the payment of accrued interest of approximately $0.2 million thereon; and

(iii) to the redemption, for a total redemption price of $62.2 million, of all of the Parent’s outstanding shares of Series A preferred stock, at their stated value.

In the event that the net proceeds to the Parent from this offering are less than an amount equal to $122.1 million, the Parent will reduce the amount of the net proceeds from such offering applied to redeem the 9% senior notes and/or the 11% senior discount notes in such proportions as it may determine.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-LINES FINANCE HOLDING CORP.
(Registrant)

Date: September 22, 2005	By:	/S/ M. MARK URBANIA
M. Mark Urbania
Senior Vice President, Chief Financial Officer and Assistant Secretary

3